UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2012

COMPETITIVE COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-76630	65-1146821
(Commission File Number)	(I.R.S. Employer Identification No.)

19206 Huebner Road, Suite 202, San Antonio, Texas	78258
(Address of principal executive offices)	(Zip Code)

(210) 233-8980

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_]	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

SECTION 4. MATTERS RELATING TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.01 Changes in Registrant’s Certifying Accountant.

On or about July 20, 2012, Competitive Companies, Inc., a Nevada corporation (the “Company”) engaged Padgett Stratemann & Co. (“New Accountant”) to audit and review the Company’s financial statements for the fiscal year ending December 31, 2012. The New Accountant has been engaged for general audit and review services and not because of any particular transaction or accounting principle, or because of any disagreement with the Company’s former accountant, M&K CPAs, PLLC (the “Former Accountant”).

The Former Accountant was dismissed effective July 20, 2012. The Former Accountant’s reports on the Company’s financial statements during its past two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope or accounting principles, except for a going concern qualification contained in its audit report for the fiscal years ending December 31, 2010 and 2011. The decision to change accountants was recommended and approved by the Company’s Board of Directors. During the fiscal years ended December 31, 2010 and December 31, 2011 through the date hereof, the Company did not have any disagreements with the Former Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the Former Accountant’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report. The Company’s only disagreement with the Former Accountant is its objection to the advance of fees sought by the Former Accountant, which the Company asserts, is not due or payable.

The New Accountant was engaged effective July 20, 2012. The New Accountant was engaged for general audit and review services and not because of any particular transaction or accounting principle, or because of any disagreement with the Former Accountant. A letter from the Former Accountant addressed to The Securities and Exchange Commission was requested by the Company confirming the absence of any disagreement, but was not provided by the Former Accountant because the Company objected to and would not pay the advance of fees. The Company has no outstanding balance due or payable to the Former Accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMPETITIVE COMPANIES, INC.

(Registrant)

Date: July 24, 2012

William H. Gray, Chief Executive Officer

2